                                                                                                EXHIBIT 3

                                              CERTIFICATE OF AMENDMENT
                                                        OF
                                             ARTICLES OF INCORPORATION
                                                        OF
                                         SOUTHERN CALIFORNIA EDISON COMPANY

         The undersigned, W. JAMES SCILACCI and KENNETH S. STEWART, hereby certify that they are the duly elected and acting Senior Vice President and Chief Financial Officer, and Assistant Secretary, respectively, of SOUTHERN
CALIFORNIA EDISON COMPANY, a California corporation, and that the Articles of Incorporation of said corporation are amended as set forth in this certificate.

A.       Article Third is amended to read in full as follows:

         "Third:  Intentionally omitted."

B.       Article Fourth is amended to read in full as follows:

         "Fourth:  Intentionally omitted."

C.       Article Fifth, paragraph 2 is amended by entirely restating the paragraph that formerly read:

                  "2.      Whenever six or more quarterly dividends, whether consecutive or not, payable with respect to any one or more series of any one or more of the classes of Cumulative Preferred Stock, $100
         Cumulative Preferred Stock or preference stock of the corporation (such classes being hereinafter collectively referred to in this paragraph 2 as "Preferred Stock"), shall be in default, and until all such Preferred Stock dividends then in default shall have been paid or declared and set apart for payment, the holders of Preferred Stock, voting separately as a single class and on the basis of the voting rights set forth in Article Sixth hereof, shall be entitled to elect two (2) directors to the
         Board of Directors of the corporation, and the holders of all the outstanding shares of the capital stock of the corporation, exercising the voting rights conferred by Article Sixth and by law, shall be entitled to elect the remaining exact number of authorized directors.  The special voting power to elect directors conferred by this paragraph 2 upon the holders of Preferred Stock (herein called the
         "Preferred Stock special voting right") shall terminate, subject to renewal from time to time upon the same terms and conditions, when all such dividends in default shall have been paid or declared and set apart for payment."

         to read as follows:

                  "2.      Whenever six or more quarterly dividends, whether consecutive or not, payable with respect to any one or more series of the Cumulative Preferred Stock, 4.32% Series, 4.08% Series, 4.24%
         Series or 4.78% Series, or the $100 Cumulative Preferred Stock, 7.23% Series or 6.05% Series, of the
         corporation (such series being hereinafter collectively referred to in this paragraph 2 as "Preferred
         Stock"), shall be in default, and until all such Preferred Stock dividends then in default shall have been paid or declared and set apart for payment, the holders of Preferred Stock, voting separately as a single class and on the basis of the voting rights set forth in Article Sixth hereof, shall be entitled to elect two (2) directors to the Board of Directors of the corporation, and the holders of all the outstanding shares of the capital stock of the corporation, exercising the voting rights conferred by
         Article Sixth and by law, shall be entitled to elect the remaining exact number of authorized directors.  The special voting power to elect directors conferred by this paragraph 2 upon the holders of Preferred Stock (herein called the "Preferred Stock special voting right") shall terminate, subject to renewal from time to time upon the same terms and conditions, when all such dividends in default shall have been paid or declared and set apart for payment."

D.       Article Sixth, paragraph 1 is amended by deleting its last paragraph, which previously read:

                  "Upon the effective date of this amendment of Article Sixth, each share of Common Stock, par value $4-1/6 per share, outstanding at the close of business on such date shall be split and reconstituted into two shares of Common Stock, no par value."

E.       Article Sixth, paragraph 2 is amended by entirely restating the paragraph that formerly read:

                  "2.      CUMULATIVE PREFERRED STOCK AND $100 CUMULATIVE PREFERRED STOCK:  Shares of the
         Cumulative Preferred Stock may be issued from time to time in one or more series, and shares of the $100
         Cumulative Preferred Stock may be issued from time to time in one or more series.  Each series of
         Cumulative Preferred Stock and each series of $100 Cumulative Preferred Stock shall be so designated as to distinguish it from other series of such stock.  Such designation may include an appropriate reference to its dividend rate and any other characteristics.  The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article, to fix or alter, from time to time, the dividend rights, dividend rate, conversion rights, voting rights (in addition to the voting rights hereinafter provided), rights and terms of redemption (including sinking fund provisions), the redemption price or prices and/or the liquidation preferences of any wholly unissued series of
         Cumulative Preferred Stock and of any wholly unissued series of $100 Cumulative Preferred Stock, and to fix the number of shares constituting any unissued series.  The term "fixed for such series" and correlative terms shall be deemed to mean as stated in a resolution or resolutions adopted by the Board of Directors in exercise of the authority granted by this paragraph.  The number of shares of Cumulative
         Preferred Stock, 4.78% Series, heretofore fixed by the resolution of the Board of Directors set forth in the Certificate of Determination of Preferences of said 4.78% Series filed in the office of the
         Secretary of State of the State of California on February 10, 1958, is determined to be 1,296,769.  The dividend rate, redemption price, and voluntary liquidation preferences of shares of said 4.78% Series shall be as heretofore fixed by the resolution of the Board of Directors set forth in said Certificate of Determination of Preferences.  Except as matters above stated have been or may be fixed by the Board of Directors in exercise of the authority granted by this paragraph, a statement of the preferences, privileges and restrictions granted to or imposed upon the Cumulative Preferred Stock and upon the $100
         Cumulative Preferred Stock and the respective series of either and/or upon the holders thereof is as follows:"

         to read in full as follows:

                  "2.      CUMULATIVE PREFERRED STOCK AND $100 CUMULATIVE PREFERRED STOCK:  Shares of the
         Cumulative Preferred Stock may be issued from time to time in one or more series, and shares of the $100
         Cumulative Preferred Stock may be issued from time to time in one or more series.  Each series of
         Cumulative Preferred Stock and each series of $100 Cumulative Preferred Stock shall be so designated as to distinguish it from other series of such stock.  Such designation may include an appropriate reference to its dividend rate and any other characteristics.  The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Article, to fix or alter, from time to time, the dividend rights, dividend rate, conversion rights, voting rights (in addition to the voting rights hereinafter provided), rights and terms of redemption (including sinking fund provisions), the redemption price or prices and/or the

         liquidation preferences of any wholly unissued series of Cumulative Preferred Stock and of any wholly unissued series of $100 Cumulative Preferred Stock, and to fix the number of shares constituting any unissued series.  The term "fixed for such series" and correlative terms shall be deemed to mean as stated in a resolution or resolutions adopted by the Board of Directors in exercise of the authority granted by this paragraph.  The term "Board of Directors," as used in this Article Sixth, shall be deemed to include any duly authorized and functioning executive committee of the Board of Directors of the corporation, to the extent such an executive committee is permitted to exercise the powers of the
         Board of Directors under the California General Corporation Law.  The number of shares of Cumulative
         Preferred Stock, 4.78% Series, heretofore fixed by the resolution of the Board of Directors set forth in the Certificate of Determination of Preferences of said 4.78% Series filed in the office of the
         Secretary of State of the State of California on February 10, 1958, is determined to be 1,296,769.  The dividend rate, redemption price, and voluntary liquidation preferences of shares of said 4.78% Series shall be as heretofore fixed by the resolution of the Board of Directors set forth in said Certificate of Determination of Preferences. In addition to any other rights, preferences, privileges and restrictions that the Board of Directors may grant to or impose upon any wholly unissued series of Cumulative Preferred
         Stock or any wholly unissued series of $100 Cumulative Preferred Stock, all of the holders of shares of
         Cumulative Preferred Stock and $100 Cumulative Preferred Stock shall be subject to the following rights, preferences, privileges and restrictions:"

F.       Article Sixth, paragraph 2, subparagraph (c) is amended by entirely restating the paragraph that formerly read:

         "(c)     Voting Rights:  The Cumulative Preferred Stock shall be entitled to voting rights on the basis of six votes per share and the $100 Cumulative Preferred Stock shall be entitled to voting rights on the basis of two votes per share.  The Cumulative Preferred Stock and the $100 Cumulative Preferred Stock
         shall also, in addition to such voting rights as may be fixed for any series thereof, be entitled to the following voting rights:"

         to read in full as follows:

                  "(c)     Voting Rights:  The Cumulative Preferred Stock, 4.32% Series, 4.08% Series, 4.24%
         Series and 4.78% Series, shall be entitled to voting rights on the basis of six votes per share and the
         $100 Cumulative Preferred Stock, 7.23% Series and 6.05% Series, shall be entitled to voting rights on the basis of two votes per share.  The Cumulative Preferred Stock and the $100 Cumulative Preferred
         Stock shall also, in addition to such voting rights as may be fixed for any series thereof, be entitled to the following voting rights:"

G.       Article Thirteenth is deleted in its entirety.

H.       Article Fourteenth is deleted in its entirety.

I.       Article Fifteenth is deleted in its entirety.

J.       Article Sixteenth is renumbered as Article Thirteenth and amended to read in full as follows:

                  "Thirteenth:      CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE $100 CUMULATIVE PREFERRED
         STOCK, 7.23% SERIES: The Certificate of Determination of Preferences of the $100 Cumulative Preferred
         Stock, 7.23% Series, which is attached hereto as

         Exhibit E is hereby incorporated by reference as Article Thirteenth of these Articles of Incorporation."

K.       Article Seventeenth is deleted in its entirety.

L.       Article Eighteenth is renumbered as Article Fourteenth and amended to read in full as follows:

                  Fourteenth:       CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE $100 CUMULATIVE PREFERRED
         STOCK, 6.05% SERIES: The Certificate of Determination of Preferences of the $100 Cumulative Preferred
         Stock, 6.05% Series, which is attached hereto as Exhibit F is hereby incorporated by reference as
         Article Fourteenth of these Articles of Incorporation."

M.       Exhibits E, F, G and I are deleted in their entirety.

N.       Exhibit H is renumbered as Exhibit E.

O.       Exhibit J is renumbered as Exhibit F.

         The foregoing amendment of the Articles of Incorporation of Southern California Edison Company has been duly approved by its Board of Directors.

         All of the authorized and outstanding shares of the Cumulative Preferred Stock, 5.80% Series and 7.36%
Series, and the $100 Cumulative Preferred Stock, 7.58% Series and 6.45% Series, have been reacquired by the corporation by way of redemption.  Pursuant to the Restated Articles of Incorporation of Southern California
Edison Company, shares redeemed are restored to the status of authorized but unissued shares of the class to which they belong and are no longer authorized shares of any series.  In accordance with subdivision (c) of
Section 510 of the California Corporations Code, those series are eliminated and the shares are returned to the status of authorized but undesignated shares of the class to which they belong.  Pursuant to subdivision (f) of
Section 510, the amendments made by Sections G through O above have been approved by the Board of Directors alone and approval by the outstanding shares is not required to adopt those amendments.

         The amendments of the Articles of Incorporation made by Sections A through F above have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations
Code.  The total number of outstanding shares of the corporation is (a) 434,888,104 shares of Common Stock with one vote per share, (b) 5,150,198 shares of Cumulative Preferred Stock with six votes per share, and
(c) 1,480,800 shares of $100 Cumulative Preferred Stock with two votes per share, representing an aggregate of
468,750,892 votes entitled to be cast with respect to the amendments.  Within each class of preferred shares, the number and designation of outstanding shares of each series is as follows: Cumulative Preferred Stock, 4.32%
Series, 1,653,429; 4.08% Series, 1,000,000; 4.24% Series, 1,200,000; 4.78% Series, 1,296,769; $100 Cumulative
Preferred Stock, 7.23% Series, 807,000; 6.05% Series, 673,800.  The number of votes in favor of the amendments exceeded the vote required.  The percentage vote required was more than 50% of the total votes entitled to be cast, voting as a single class pursuant to Section 902 of the California Corporations Code.  No separate vote of any class of stock was required by Section 903 of the California Corporations Code.

         This Certificate of Amendment of Articles of Incorporation shall become effective at the close of business on January 12, 2005.

         IN WITNESS WHEREOF, the undersigned have executed this certificate on this 12th day of January, 2005.

                                                                      /s/ W. James Scilacci
                                                        -------------------------------------------------
                                                                        W. James Scilacci
                                                        Senior Vice President and Chief Financial Officer
                                                              of Southern California Edison Company

                                                                     /s/ Kenneth S. Stewart
                                                        -------------------------------------------------
                                                                       Kenneth S. Stewart
                                                                       Assistant Secretary
                                                              of Southern California Edison Company

                                                     DECLARATION

     The undersigned W. JAMES SCILACCI and KENNETH S. STEWART, the Senior Vice President and Chief Financial
Officer, and Assistant Secretary, respectively, of Southern California Edison Company, each declares under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of his own knowledge.

     Executed at Rosemead, California on this 12th day of January, 2005.

                                                                      /s/ W. James Scilacci
                                                        -------------------------------------------------
                                                                        W. James Scilacci
                                                        Senior Vice President and Chief Financial Officer
                                                              of Southern California Edison Company

                                                                     /s/ Kenneth S. Stewart
                                                        -------------------------------------------------
                                                                      Assistant Secretary
                                                              of Southern California Edison Company